EXHIBIT 107.1

Calculation of Filing Fee Table

424(b)(5)
(Form Type)

United Airlines Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or CarryForward Rule(2)	Amount Registered(3)	Maximum Aggregate Offering Price	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward(2)
Carry Forward Securities
Carry Forward Securities	Other	Warrants	415(a)(6)	9,928,349(1)	- (4)	424(b)(5)	333-250153	November 18, 2020	$51,531.19
Carry Forward Securities	Equity	Common stock, par value $0.01 per share, issuable upon exercise of Warrants	415(a)(6)	9,928,349(1)(2)	$441,777,782.44	424(b)(5)	333-250153	November 18, 2020	$51,531.19
	Total Offering Amounts				$441,777,782.44
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$0.0

(1)	This prospectus supplement relates to the following securities to be offered for resale by the selling securityholder: (a) 4,763,841 warrants to purchase shares of common stock at an initial exercise price of $31.50 per share, (b) 1,650,794 warrants to purchase shares of common stock at an initial exercise price of $31.50 per share, (c) 2,011,924 warrants to purchase shares of common stock at an initial exercise price of $43.26 per share, (d) 1,501,790 warrants to purchase shares of common stock at an initial exercise price of $53.92 per share and (e) 9,928,349 shares of common stock initially issuable upon exercise of such warrants.

(2)	The total amount of securities to be registered consists of 9,928,349 warrants to purchase shares of common stock and 9,928,349 shares of common stock initially issuable upon exercise of the warrants (the “Unsold Securities”) previously registered pursuant to the registrant’s prospectus supplements dated November 23, 2020, March 31, 2021 and June 30, 2021 to the base prospectus contained in the Registration Statement on Form S-3 (Registration No. 333-250153) filed on November 18, 2020 (collectively, the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $51,531.19 previously paid in connection with such Unsold Securities will continue to be applied to the Unsold Securities.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, or by reason of the anti-dilution provisions contained in the warrants.

(4)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required in connection with the registration of the shares of common stock underlying the warrants.